UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2008

MICROS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-09993	52-1101488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7031 Columbia Gateway Drive, Columbia, Maryland		21046-2289
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: 443-285-6000

Section 8 - Other Events

Item 8.01 Other Events.

On August 12, 2008, MICROS Systems, Inc. (“MICROS”) issued a press release to announce the acquisition of the issued and outstanding stock of Fry, Inc. as of August 9, 2008. Fry, Inc. is headquartered in Ann Arbor, Michigan, and will be operated as a wholly-owned subsidiary of MICROS. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROS Systems, Inc.

By:	/s/ Gary C. Kaufman
Name:	Gary C. Kaufman
Title:	Executive Vice-President, Finance and Administration, and Chief Financial Officer

Date: August 12, 2008

EXHIBIT INDEX:

99.1 - Press Release